Exhibit 10.2

DIRECTOR INDEMNIFICATION AGREEMENT

INDEMNIFICATION AGREEMENT (this “Agreement”), dated as of                     , 2006, between AMSOUTH BANCORPORATION, a Delaware corporation (the “Company”), and                     , a resident of the State of              (“Indemnitee”).

RECITALS:

WHEREAS, in order to induce Indemnitee to serve or to continue to serve as a member of the Board of Directors of the Company, the Company is entering into this Indemnification Agreement with Indemnitee.

NOW, THEREFORE, in consideration of the foregoing, the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, it is hereby agreed as follows:

Section 1. As used in this Agreement:

(a) The term “Affiliated Entity” means any other corporation, partnership, joint venture, trust or other enterprise owned, controlled or otherwise affiliated with the Company.

(b) The term “Expenses” means all costs, expenses, liability and loss, including attorneys’ fees, judgments, fines, penalties and amounts paid or to be paid in defense or settlement of a Proceeding.

(c) The term “Proceeding” means any threatened, pending or completed action, suit, proceeding or investigation, whether brought in the right of the Company, an Affiliated Entity or otherwise and whether of a civil, criminal, administrative or investigative nature.

(d) References to “other enterprise” include employee benefit plans; references to “fines” include any ERISA or other excise taxes assessed with respect to any employee benefit plan; references to “serving at the request of the Company” include any service as a director, officer, employee or agent of any Affiliated Entity or which imposes duties on, or involves services with respect to, an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of the Company” as referred to in this Agreement.

Section 2. The Company will indemnify Indemnitee and hold Indemnitee harmless from and against all Expenses actually and reasonably incurred by Indemnitee if Indemnitee is or was a party or is threatened to be made a party to or otherwise becomes involved (including, without limitation, as a witness) in any Proceeding (other than a Proceeding by or in the right of the Company) by reason of the fact that Indemnitee is or was a director of the Company or is or was serving at the request of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director of the Company or in any other capacity, provided that Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had no reasonable cause to believe his or her conduct was unlawful, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater indemnification rights than such law theretofore permitted the Company to provide), or by other applicable law as then in effect. The termination of any Proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company and, with respect to any criminal Proceeding, had reasonable cause to believe his or her conduct was unlawful.

Section 3. The Company will indemnify Indemnitee and hold Indemnitee harmless from and against all Expenses actually and reasonably incurred by Indemnitee if Indemnitee is or was a party or is threatened to be made a party to or otherwise becomes involved (including, without limitation, as a witness) in any Proceeding by or in the right of the Company to procure a judgment in its favor by reason of the fact that Indemnitee is or was a director of the Company or is or was serving at the request of the Company, whether the basis of such Proceeding is alleged action in an official capacity as a director of the Company or in any other capacity, provided that Indemnitee acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company, to the fullest extent permitted by the General Corporation Law of the State of Delaware, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide greater indemnification rights than such law theretofore permitted the Company to provide), or by other applicable law as then in effect; provided, however, that no such indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged to be liable to the Company unless and only to the extent that the Delaware Court of Chancery or the court in which such Proceeding was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for such Expenses as such court shall deem proper.

Section 4. To the extent that Indemnitee is successful on any of the merits or otherwise in defense of any Proceeding referred to in Section 2 or 3, or in defense of any claim, issue or matter therein, Indemnitee shall be indemnified against all Expenses actually and reasonably incurred by him or her in connection therewith, notwithstanding that Indemnitee may not have been successful on any other claim, issue or matter in any such Proceeding.

Section 5. Any indemnification under Section 2, 3 or 4 (unless ordered by a court) shall be made by the Company only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because Indemnitee has met the applicable standard of conduct. Such determination shall be made (a) by the Board of Directors of the Company or a committee thereof by a majority vote of a quorum consisting of directors who were not parties to such Proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

Section 6. The reasonable Expenses incurred by Indemnitee in defending any Proceeding in advance of the final disposition thereof shall be paid or reimbursed by the Company (hereinafter an “advancement of expenses”) upon delivery to the Company of an undertaking by or on behalf of Indemnitee to repay all amounts so advanced if it shall ultimately be determined that he or she is not entitled to indemnification under this Agreement or otherwise.

Section 7. If a claim for Expenses or an advancement of expenses under this Agreement is not paid in full by the Company within twenty (20) days after a written claim has been received by the Company, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and, to the extent successful in whole or in material part, Indemnitee shall be entitled to be paid or reimbursed the costs and expenses of prosecuting such suit. Indemnitee shall be presumed to be entitled to indemnification under this Agreement upon submission of a written claim (and, in an action brought to enforce a claim for an advancement of expenses, where the required undertaking has been tendered to the Company), and thereafter the Company shall have the burden of proof to overcome the presumption that Indemnitee is not so entitled.

Section 8. Indemnitee’s right to indemnification hereunder shall continue after Indemnitee has ceased to be a director of the Company and after any change in control of the Company has occurred and shall inure to the benefit of Indemnitee’s heirs, executors and administrators.

Section 9. The rights to indemnification and to the advancement of expenses conferred in this Agreement are in addition to and shall not be exclusive of any other right Indemnitee may have or hereafter acquire under any statute, provision of the Certificate of Incorporation or By-Laws of the Company or any other plan, program, arrangement, agreement, vote of stockholders or disinterested directors or otherwise.

Section 10. The Company may maintain insurance, at its expense, to protect itself and Indemnitee against any expense, liability or loss, whether or not the Company would have the power to indemnify Indemnitee against such expense, liability or loss under the General Corporation Law of the State of Delaware. The Company may enter into contracts with Indemnitee in furtherance of the provisions of this Agreement and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Agreement. To the extent the Company maintains an insurance policy or policies providing directors’ and officers’ liability insurance, Indemnitee shall be covered by such policy or policies, in accordance with its or their terms, to the maximum extent of the coverage available for any Company director or officer.

Section 11. No supplement, modification or amendment of this Agreement shall be binding unless executed in writing by both of the parties hereto. No waiver of any provision of this Agreement shall constitute a waiver of any other provision hereof (whether or not similar) nor shall such waiver constitute a continuing waiver. Any waiver to this Agreement shall be in writing.

Section 12. In the event of payment under this Agreement, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

Section 13. The Company shall not be liable under this Agreement to make any payment in connection with any Proceeding against Indemnitee to the extent Indemnitee has otherwise actually received payment (under any insurance policy or otherwise) of the amounts otherwise indemnified hereunder.

Section 14. Indemnitee agrees to use reasonable efforts to notify the Company promptly after receipt by Indemnitee of notice of the commencement of any Proceeding if he or she anticipates that a request for indemnification in respect thereof is to be made against the Company under this Agreement; but failure so to notify the Company will not relieve the Company from any indemnification or other obligation or liability which it may have to Indemnitee hereunder. With respect to any such Proceeding the commencement of which Indemnitee notifies the Company:

(a) The Company will be entitled to participate therein at its own expense.

(b) Except as otherwise provided below, to the extent that it may wish, the Company, jointly with any other indemnifying party similarly notified, will be entitled to assume the defense thereof, with counsel satisfactory to Indemnitee. After notice from the Company to Indemnitee of its election to assume the defense thereof, the Company will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof other than reasonable costs of investigation or as otherwise provided below. Indemnitee shall have the right to employ his or her counsel in such Proceeding, but the fees and expenses of such counsel incurred after notice from the Company of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of the defense of such Proceeding or (iii) the Company shall not in fact have employed counsel to assume the defense of such Proceeding, in each of which cases the fees and expenses of counsel shall be at the expense of the Company. The Company shall not be entitled to assume the defense of any Proceeding brought by or on behalf of the Company or as to which Indemnitee shall have reasonably concluded that there may be such a conflict.

(c) The Company shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any Proceeding effected by Indemnitee without the Company’s prior written consent. The Company shall not settle any Proceeding in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee’s prior written consent. Neither the Company nor Indemnitee will unreasonably withhold their consent to any proposed settlement.

Section 15. Indemnitee shall have the right to a judicial determination that he or she is entitled to indemnification under this Agreement or otherwise. Failure of the Company to determine whether Indemnitee has met any particular standard of conduct or had any particular belief, or an actual determination by the Company that Indemnitee has not met such standard of conduct or did not have such belief, prior to the commencement of legal proceedings by Indemnitee, shall not be a defense to a claim by Indemnitee hereunder or create a presumption that Indemnitee has not met any particular standard of conduct or did not have any particular belief.

Section 16. The Company acknowledges that Indemnitee is relying on this Agreement in continuing his service as a director and in agreeing to undertake and undertaking his duties and services to the Company in connection therewith.

Section 17. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware. Each provision hereof is intended to be severable and the invalidity or illegality of any portion of this Agreement shall not affect the validity or legality of the remainder.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

AMSOUTH BANCORPORATION

By:
Name:
Title:

INDEMNITEE

By:
Name: